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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2002

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

California	000-23195	94-3145844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1350 Treat Boulevard, Suite 250 Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)
(925) 937-3950 (Registrant's telephone number, including area code)

Item 5. Other Events.

        On August 12, 2002, Tier Technologies, Inc., a California corporation (the "Company") entered into an agreement to sell substantially all of the assets of Tier Technologies (Australia) Pty Limited, ADC Consultants Pty Limited and GC Simsion, GR Bowles & Associates Pty Limited (collectively "Tier Australia"). Subject to the satisfaction of certain closing conditions, Tier will sell substantially all of the assets and assign certain liabilities of Tier Australia to the buyer for approximately $4.1 million in cash (based on current exchange rates). The sale proceeds will be adjusted to reflect any net change in the acquired assets and the buyer's assumed liabilities as of the closing date. A portion of the sale proceeds will be held in escrow.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
2.1	Sale of Business Agreement by and between, Tier Technologies (Australia) Pty Limited, ADC Consultants Pty Limited, GC Simsion, GR Bowles & Associates Pty Limited, Tier Technologies, Inc. and Oakton Limited dated as of August 12, 2002.
99.1	Press release dated August 12, 2002 announcing agreement to sell Australian Operations.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.
By:	/s/ LAURA B. DEPOLE Laura B. DePole Chief Financial Officer

Date: August 20, 2002

EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale of Business Agreement by and between, Tier Technologies (Australia) Pty Limited, ADC Consultants Pty Limited, GC Simsion, GR Bowles & Associates Pty Limited, Tier Technologies, Inc. and Oakton Limited dated as of August 12, 2002.
99.1	Press release dated August 12, 2002 announcing agreement to sell Australian Operations.

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SIGNATURES
EXHIBIT INDEX